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                                                                  Exhibit 3.127


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                    CORRECTIONAL HEALTHCARE SOLUTIONS, INC.


     Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is Correctional Healthcare Solutions,
Inc.

     SECOND: The following resolution amending the Corporation's Articles of Incorporation was adopted by the incorporator of the Corporation, no directors or shareholders having yet been elected and no director or shareholder action required:

          RESOLVED, that the FIRST Article of the Articles of Incorporation of the Corporation be deleted in its entirety and the following be substituted therefor:

     I. THE NAME OF THE CORPORATION (HEREINAFTER CALLED THE "CORPORATION") IS CORRECTIONAL HEALTHCARE ADVANTAGE, INC.

     THIRD: This amendment to the Articles of Incorporation of the Corporation is adopted this 4th day of December, 2002.

Signed this 4th day of December, 2002.


                                        CORRECTIONAL HEALTHCARE
                                        SOLUTIONS, INC.


                                        By /s/ John R. Stair
                                          -----------------------------
                                               John R. Stair
                                        Its:   Incorporator